FOR IMMEDIATE RELEASE:                                 CONTACTS:
ArthroCare Corp.
Misty Romines
512-391-3902

ARTHROCARE REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Austin, Texas - February 13, 2014 - ArthroCare Corp. (NASDAQ: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced its financial results for the quarter ended and year ended December 31, 2013.

FOURTH QUARTER 2013 SUMMARY

•Total revenue of $101.7 million.
•Income from operations of $16.8 million or operating margin of 16.5%.
•Adjusted income from operations of $20.5 million, or adjusted operating margin of 20.1%
•Net income available to common stockholders of $10.4 million, or $0.30 per diluted share.

FULL YEAR 2013 SUMMARY

•Total revenue of $378.0 million.
•Income from operations of $32.0 million, or operating margin of 8.5%.
•Adjusted income from operations of $69.0 million, or adjusted operating margin of 18.3%
•Net income available to common stockholders of $22.3 million, or $0.64 per diluted share.

FOURTH QUARTER RESULTS

Revenues

Total revenue for the fourth quarter of 2013 was $101.7 million, compared to $96.9 million for the fourth quarter of 2012, an increase of 4.9 percent. Product sales for the fourth quarter of 2013 were $96.6 million compared to $92.2 million in the fourth quarter of 2012, an increase of 4.7 percent.

Worldwide sales of Sports Medicine products increased $3.8 million or 6.0 percent in the fourth quarter of 2013 when compared to the fourth quarter of 2012. In the fourth quarter of 2013 proprietary Sports Medicine product sales in the Americas increased $1.6 million, or 4.7 percent and International Sports Medicine product sales increased $1.3 million, or 5.8 percent as compared to the fourth quarter of 2012. Contract manufactured product sales increased by nearly $0.9 million, or 15.3 percent in the fourth quarter.

Worldwide ENT product sales increased by $0.9 million or 3.2 percent in the fourth quarter of 2013 compared to the fourth quarter of 2012. Americas ENT product sales increased $0.7 million or 3.3 percent in the fourth quarter of 2013 as compared to the same quarter of 2012. International ENT product sales increased $0.2 million or 3.0 percent.

Income from Operations

Income from operations for the fourth quarter of 2013 was $16.8 million compared to $15.1 million for the same period in 2012.

Gross product margin as a percentage of product sales was 68.6 percent for the fourth quarter of 2013 compared to 69.9 percent for the fourth quarter of 2012. The comparability of gross product margin between periods was impacted by the medical device excise tax imposed on US product sales by the Patient Protection and Affordable Care Act, which became effective in 2013.

Total operating expenses were $54.6 million in the fourth quarter of 2013 compared to $54.1 million in the fourth quarter of 2012. During the fourth quarter of 2013, as a result of the termination of the contract with one of the subtenants of our former Austin, Texas location, an additional $0.7 million was accrued for Exit Costs. Sales and marketing expenses increased $2.8 million, to 32.2 percent of total revenues this quarter compared to 30.9 percent for the same quarter of 2012. These increases were partially offset by lower investigation and restatement related costs of $2.8 million.

Net Income Available to Common Stockholders

Net income applicable to common stockholders was $10.4 million in the fourth quarter of 2013 and $10.3 million in the fourth quarter of 2012, or $0.30 per diluted share in both periods.

FULL YEAR RESULTS

Revenues

Total revenue in 2013 was $378.0 million, compared to $368.5 million for 2012, an increase of 2.6 percent. Product sales in 2013 were $358.6 million compared to $350.7 million in 2012, an increase of 2.3 percent.

Worldwide Sports Medicine product sales increased $8.2 million or 3.5 percent in 2013 compared to 2012. Sports Medicine product sales in the Americas increased $2.9 million in 2013 compared to 2012 as proprietary product sales increased $3.2 million or 2.5 percent in 2013. International Sports Medicine product sales increased $5.3 million or 6.6 percent in 2013 compared to 2012. Contract manufactured product sales decreased $0.3 million, or 1.4 percent in 2013.

Worldwide ENT product sales increased $0.1 million or 0.1 percent in 2013 compared to 2012. ENT product sales in the Americas decreased $1.4 million or 1.7 percent in 2013 compared to the prior year. International ENT product sales increased $1.6 million or 6.9 percent in 2013 compared to 2012.

Worldwide other product sales decreased $0.5 million in 2013 when compared to 2012 and represented less than 3 percent of total product sales in 2013.

Income from Operations

For the full year of 2013, income from operations was $32.0 million compared to $64.1 million in 2012.
Gross product margin as a percentage of product sales for the full year of 2013 was 67.6 percent compared to 69.2 percent in 2012.

Total operating expenses were $229.8 million in 2013 compared to $196.4 million in 2012. Investigation and restatement related costs increased $26.2 million in 2013 as a result of a charge of $20.2 million to increase the Company's accrued liabilities for the likely financial penalty it would be required to pay to resolve its ongoing DOJ investigation. As previously announced, on December 31, 2013, the Company entered into a Deferred Prosecution Agreement ("DPA") with the DOJ which resolved the ongoing investigation by the DOJ. Pursuant to the DPA, the Company agreed to pay a $30 million fine to the DOJ which was consistent with the total liability accrued. The increase in investigation and restatement related expenses is also a result of additional legal costs related to our indemnification agreements with certain former officers. Increases in sales and marketing, research and development, and exist costs for the year were partially offset by lower amortization of intangible assets.

Under the short-term incentive plan for 2013 approved by the Board of Directors, Adjusted Operating Margin is a key metric for purposes of evaluating business performance.  Adjusted Operating Margin is Operating Margin adjusted for investigation and restatement related costs.  Investigation and restatement related costs were 9.8 percent and 2.9 percent of total revenue for 2013 and 2012, respectively, and Adjusted Operating Margin was 18.3 percent and 20.3 percent, respectively, for these years. Adjusted Operating Margin is a non-GAAP measure of profitability and it should not be considered as a substitute for measures prepared in accordance with GAAP.
Net Income Available to Common Stockholders

For the year ended December 31, 2013, net income applicable to common stockholders was $22.3 million, or $0.64 per diluted share, compared to $42.8 million, or $1.25 per diluted share for the year ended December 31, 2012.

BALANCE SHEET AND CASH FLOWS

Cash and cash equivalents were $214.9 million as of December 31, 2013 compared to $218.8 million at December 31, 2012.  Cash flows provided by operating activities for the year ended December 31, 2013 was $72.4 million compared to cash provided by operations of $6.3 million for the year ended December 31, 2012 which included the payment of $74 million required to settle the private securities class actions against the Company.  Adjusted for this payment, cash flows provided by operating activities would have been $80.3 million for the year ended 2012. Cash used in investing activities for the year ended December 31, 2013 was $85.1 million which includes cash paid for the acquisitions of Eleven Blade Solutions, Inc. and ENTrigue Surgical, Inc. and to purchase an investment in OrthoSpace Ltd.

SUBSEQUENT EVENTS

On February 3, 2014, the Company announced the entry into an Agreement and Plan of Merger with Smith & Nephew, Inc. and its wholly-owned subsidiary, pursuant to which the Company agreed to be acquired by Smith & Nephew and become its wholly-owned subsidiary.  The completion of the transaction is subject to customary conditions, including approval by the Company’s stockholders, the absence of any material adverse effect on the Company’s business and receiving antitrust approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  A more complete summary as well as a copy of the Merger Agreement can be found in the Company’s Form 8-K/A filed on February 3, 2014.

On February 11, 2014, the Series A Preferred Stock was converted to 5,805,921 shares of the Company's Common Stock in accordance with the terms of its automatic conversion feature.

ABOUT ARTHROCARE

ArthroCare develops and manufactures surgical devices, instruments, and implants that strive to enhance surgical techniques as well as improve patient outcomes.  Its devices improve many existing surgical procedures and enable new minimally invasive procedures.  Many of ArthroCare's devices use its internationally patented Coblation® technology. This technology precisely dissolves target tissue and limits damage to surrounding healthy tissue. ArthroCare also develops surgical devices utilizing other patented technology including its OPUS® line of fixation products as well as re-usable surgical instruments.  ArthroCare is leveraging these technologies in order to offer a comprehensive line of surgical devices to capitalize on a multi-billion dollar market opportunity across several surgical specialties, including its two core product areas consisting of Sports Medicine and Ear, Nose, and Throat as well as other areas such as spine, wound care, urology and gynecology.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the effect of the pending merger with Smith & Nephew on the Company’s relationships with employees, customers, suppliers and other third parties; transaction costs associated with the pending merger; the possibility that we may not receive the regulatory approvals or shareholder approval required under the Merger Agreement with Smith & Nephew; the possibility that we may be unable to successfully consummate the pending merger with Smith & Nephew; the possibility that under some circumstances we have may to pay Smith & Nephew a termination fee of $54.9 million; the potential diversion of the attention of management and employees from day-to-day activities as a result of the pending merger; the resolution of the deferred prosecution agreement (“DPA”) the Company entered into with the Department of Justice, including the fulfillment by the Company of the reporting requirement under the DPA, the impact on the Company of additional civil and criminal investigations by state and federal agencies, if any, regarding any of the matters contained in the DPA; litigation pending against the Company; the impact upon the Company’s operations of legal compliance matters required under the DPA; the ability of the Company to control expenses relating to legal or compliance matters; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the risk that we could be subject to qui tam suits involving the False Claims Act; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to protect its intellectual property rights; the ability of the Company to continue to fund its working capital needs and planned expenditures; the risk of product liability claims; risks associated with the Company’s international operations; risks associated with integration of the Company’s acquisitions; the Company’s ability to effectively and successfully implement its business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Financial Tables Appended

ARTHROCARE CORPORATION Consolidated Balance Sheets (in thousands, except par value data)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$214,853	$218,787
Accounts receivable, net of allowances of $1,255 and $1,565 at 2013 and 2012, respectively	52,810	48,881
Inventories, net	46,288	48,417
Deferred tax assets	12,371	20,090
Prepaid expenses and other current assets	6,056	6,022
Total current assets	332,378	342,197
Property and equipment, net	51,244	30,461
Intangible assets, net	14,581	1,859
Goodwill	165,953	119,893
Deferred tax assets	25,842	23,206
Other assets	4,143	2,171
Total assets	$594,141	$519,787
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,325	$12,189
Accrued liabilities	64,948	41,674
Deferred tax liabilities	3	33
Deferred revenue	350	285
Income tax payable	1,372	286
Total current liabilities	84,998	54,467
Deferred tax liabilities	249	354
Other non-current liabilities	21,305	20,200
Total liabilities	106,552	75,021
Commitments and contingencies (Notes 9 and 10)
Series A 3% Redeemable Convertible Preferred Stock, par value $0.001; Authorized: 100 shares; Issued and outstanding: 75 shares at December 31, 2013 and 2012, respectively. Redemption value: $87,089	84,494	80,759
Stockholders' equity:
Preferred stock, par value $0.001; Authorized: 4,900 shares; Issued and outstanding: none	—	—
Common stock, par value: $0.001: Authorized: 75,000 shares; Issued: 32,385 and 31,949; Outstanding: 28,466 and 27,977 shares at December 31, 2013 and 2012, respectively	28	28
Treasury stock: 3,919 and 3,942 shares at December 31, 2013 and 2012, respectively	(105,798)	(106,425)
Additional paid-in capital	429,979	413,660
Accumulated other comprehensive income	5,121	5,300
Retained earnings	73,765	51,444
Total stockholders' equity	403,095	364,007
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$594,141	$519,787

ARTHROCARE CORPORATION Consolidated Statements of Comprehensive Income (in thousands, except par value data)

	Three Months Ended December 31, 2013		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Product sales	$96,556	$92,223	$358,564	$350,671
Royalties, fees and other	5,152	4,713	19,425	17,783
Total revenues	101,708	96,936	377,989	368,454
Cost of product sales	30,336	27,741	116,264	107,951
Gross profit	71,372	69,195	261,725	260,503
Operating expenses:
Research and development	8,428	8,469	33,965	32,146
Sales and marketing	32,723	29,910	122,595	116,127
General and administrative	8,537	8,379	33,463	33,212
Amortization of intangible assets	534	857	1,996	4,857
Exit costs	695	—	695	(778)
Investigation and restatement-related costs	3,654	6,442	37,046	10,805
Total operating expenses	54,571	54,057	229,760	196,369
Income (loss) from operations	16,801	15,138	31,965	64,134
Total other income (expense)	(952)	151	(850)	(427)
Income (loss) from continuing operations before income taxes	15,849	15,289	31,115	63,707
Income tax provision (benefit)	4,471	4,118	5,059	17,329
Net income (loss)	11,378	11,171	26,056	46,378
Accrued dividend and accretion charges on Series A 3% Redeemable Convertible Preferred Stock	(947)	(909)	(3,735)	(3,575)
Net income (loss) attributable to common stockholders	10,431	10,262	22,321	42,803
Other comprehensive income
Foreign currency adjustments	133	120	(179)	685
Total comprehensive income (loss)	$11,511	$11,291	$25,877	$47,063
Weighted-average shares outstanding:
Basic	28,480	27,912	28,311	27,752
Diluted	29,160	28,341	28,988	28,407
Earnings per share applicable to common stockholders:
Basic	$0.30	$0.30	$0.65	$1.28
Diluted	$0.30	$0.30	$0.64	$1.25

ARTHROCARE CORPORATION Supplemental Schedule of Product Sales (in thousands)

	Year Ended December 31, 2013				Year Ended December 31, 2012
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales

Sports Medicine	$158,063	$85,963	$244,026	68.1%	$155,164	$80,631	$235,795	67.3%
ENT	81,436	24,406	105,842	29.5%	82,880	22,835	105,715	30.1%
Other	1,497	7,199	8,696	2.4%	1,831	7,330	9,161	2.6%
Total product sales	$240,996	$117,568	$358,564	100.0%	$239,875	$110,796	$350,671	100.0%

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales
Sports Medicine	$43,847	$23,562	$67,409	69.8%	$41,298	$22,274	$63,572	68.9%
ENT	20,566	6,392	26,958	27.9%	19,895	6,205	26,100	28.3%
Other	311	1,888	2,199	2.3%	508	2,043	2,551	2.8%
Total product sales	$64,724	$31,842	$96,566	100.0%	$61,701	$30,522	$92,223	100.0%